Exhibit 4.37

ADDENDUM TO SUBSCRIPTION AGREEMENT
Relating to investments in RGI Marine Holding AS, reg.no. 933 582 361;

Table of content

1.	BACKGROUND	3

2.	CAP TABLE	3

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This addendum (the “Addendum”) to the Subscription Agreement dated 31 July 2024 has been entered into as of 21 November 2025 between:

(1)	RGI Marine Ltd. a private company duly incorporated under the laws of England and Wales, with business reg. no. 1332 1268 (“RGI”);

(2)	Steady Offshore Shipping Pte Ltd, a company duly incorporated under the laws of Singapore, with business reg. no. 198105925N;

(3)	United Maritime Corporation, a company duly incorporated under the laws of the Republic of the Marshall Islands, with business reg. no. 112801;

(4)	Karean AS, a company duly incorporated under the laws of Norway, with business reg. no. 989 009 583; and

(5)	Mr Jonathan Elkington, a British citizen born on 26 October 1978, with passport number 556427970

((2) to (5) shall be referred to herein as the “Investors”).

RGI Marine Holding AS, a company duly incorporated under the laws of Norway, with business reg. no. 933 582 361 (the “Company”).

The Company and the Investors are hereinafter jointly referred to as the “Parties” and individually as a “Party”.

Unless otherwise stated, words with a capitalized initial letter in this Addendum shall have the same meaning as defined terms in the Subscription Agreement.

1.	BACKGROUND

The Parties entered into the Subscription Agreement dated 31 July 2024 (as amended from time to time, the "Subscription Agreement"). The Parties have entered into addendum agreements to the Subscription Agreement on 30 October 2024 ("Addendum I"), 28 April 2025 ("Addendum II") and 31 October 2025 ("Addendum III").

The Parties also entered into a shareholders' agreement dated 31 July 2024 (as amended from time to time, the "Shareholders' Agreement") regulating certain shareholder rights in the Company.

The Parties hereby agree to enter into this addendum agreement to the Subscription Agreement ("Addendum IV") to amend the payment schedule and Cap Table to reflect a working capital raise in the Company in an amount of EUR 80,000 scheduled for November 2025.

2.	CAP TABLE

The Parties agree that the Cap Table attached as Schedule 1 to the Subscription Agreement, as amended by Addendum III, shall be replaced in its entirety with the following Cap Table:

Schedule 1 to Subscription Agreement:

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Payments

Shareholder	Month 0	Month 3	Month 9	Month 15	Working	Month 33
United Maritime	€ 2,246,595	€ 1, 156,068	€ 3,676,542	€ 2,065,938	€ 60,981	€ 104,858

Steady Offshore	€ 557,150	€ 1,014,398	€ 228,453	€ 0	€ 10,955	€ 0

Karean	€ 30,953	€ 69,047	€ 0	€ 0	€ 609	€ 0

Jonathan Elkington	€ 120,000	€ 0	€ 0	€ 0	€ 730	€ 0

RGI Marine Limited	€ 0	€ 0	€ 230,000	€ 0	€ 6,725	€ 0

New Investor - Large	€ 0	€ 0	€ 0	€ 0	€ 0	€ 1,150,077

Total	€ 2,954,698	€ 2,239,513	€ 4,134,995	€ 2,065,938	€ 80,000	€ 1,254,935

The below cap tables show the shareholding in the Company as of the November 2025 working capital raise and certain of the subsequent outcomes depending on settlement method of the shareholder loan issued by United Maritime Corporation and other factors as applicable as per the Shareholders' Agreement and the shareholder loan agreement dated 31 October 2025.

Scenario cap Table-New equity investor / Repayment of United loan

Shareholder	Month 0	Month 3	Month 9	Month 15	Working	Investor scenario	Month 33
United Maritime	2,246,595	3,402,663	7,954,205	10,020,143	10,081,124	10,581,124	10,685,982
Ownership	47.8%	49.0%	71.8%	76.2%	76.2%	69.0%	64.4%
Steady Offshore	557,150	1,571,548	1,800,001	1,800,001	1,810,956	1,810,956	1,810,956
Ownership	11.8%	22.6%	16.2%	13.7%	13.7%	11.8%	10.9%
Karean	30,953	100,000	100,000	100,000	100,609	100,609	100,609
Ownership	0.7%	1.4%	0.9%	0.8%	0.8%	0.7%	0.6%
Jonathan Elkington	120,000	120,000	120,000	120,000	120,730	120,730	120,730
Ownership	2.6%	1.7%	1.1%	0.9%	0.9%	0.8%	0.7%
RGI Marine Limited	1,750,000	1,750,000	1,105,000	1,105,000	1,111,725	611,725	611,725
Ownership	37.2%	25.2%	10.0%	8.4%	8.4%	4.0%	3.7%
New Investor - Large	0	0	0	0	0	2,119,062	3,269,139
Ownership	0.00%	0.00%	0.00%	0.00%	0.00%	14%	20%
Total	4,704,698	6,944,211	11,079,206	15,018,970	13,225,144	15,344,206	16,273,905

Scenario Cap Table-United loan conversion into shares and redemption/deletion of 775,000 RGI UK shares

Shareholder	Month 0	Month 3	Month 9	Month 15	Working	Convesrion scenario	Month 33
United Maritime	2,246,595	3,402,663	7,954,205	10,020,143	10,081,124	12,729,952	12,834,810
Ownership	47.8%	49.0%	71.8%	76.2%	76.2%	84.3%	78.5%
Steady Offshore	557,150	1,571,548	1,800,001	1,800,001	1,810,956	1,810,956	1,810,956
Ownership	11.8%	22.6%	16.2%	13.7%	13.7%	12.0%	10.9%
Karean	30,953	100,000	100,000	100,000	100,609	100,609	100,609
Ownership	0.7%	1.4%	0.9%	0.8%	0.8%	0.7%	0.6%
Jonathan Elkington	120,000	120,000	120,000	120,000	120,730	120,730	120,730
Ownership	2.6%	1.7%	1.1%	0.9%	0.9%	0.8%	0.7%
RGI Marine Limited	1,750,000	1,750,000	1,105,000	1,105,000	1,111,725	336,725	336,725
Ownership	37.2%	25.2%	10.0%	8.4%	8.4%	2.2%	2.1%
New Investor - Large	0	0	0	0	0	0	1,150,077
Ownership	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	7%
Total	4,704,698	6,944,211	11,079,206	15,018,970	13,225,144	15,098,972	16,353,907

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[Signature page follows]

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RGI Marine Limited	Steady Offshore Shipping Pte Ltd

/s/ Bartholomew Richard Fairclough	/s/ Kuang Shihao
Name: Bartholomew Richard Fairclough	Name: Kuang Shihao
Title: Chairman	Title: Director

United Maritime Corporation	Karean AS

/s/ Stamatios Tsantanis	/s/ Anders Engeset
Name: Stamatios Tsantanis	Name: Anders Engeset
Title: CFO / Director	Title: Chairman

Mr Jonathan Elkington

/s/ Mr Jonathan Elkington

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